Exhibit 10.33

SONTRA MEDICAL, INC. LETTERHEAD

                        January 31, 2002

James R. McNab, Jr.
10 Sylvan Dr., Suite 27
St. Simons Island, GA 31522

Dear Jim:

        This letter summarizes the terms of the agreement between you and Sontra Medical, Inc. (the "Company") to amend your Employment Agreement, dated May 23, 2001.

1.    Pending Merger:

        Sontra Medical, Inc. is involved in negotiations concerning the planned merger of Sontra Medical, Inc. with CC Merger Corp. You stand to benefit greatly from this planned merger. In light of the benefit that this merger will represent to you personally, you have expressed a desire to reduce your salary as part of the Company's efforts to finalize the Agreement and Plan of Reorganization by and among the Company, CC Merger Corp. and ChoiceTel Communications, Inc. (the "Merger Agreement"). Accordingly, based on your request, your Employment Agreement shall be modified as set forth below.

2.    Amendment to the Employment Agreement:

        Section 3.1 (Base Salary) of your Employment Agreement shall be amended to read as follows:

            3.1.    Base Salary.    The Employee's salary shall be paid at a rate of One Thousand and Eighty Dollars ($1080.00) per month (the "Base Salary"). The Base Salary shall be payable in accordance with the customary payroll practices of the Company as may be established or modified from time to time. The Board of Directors in its sole discretion may adjust the Employee's salary at any time. All payments shall be subject to all applicable federal, state and/or local payroll and withholding taxes.

        This Letter Agreement (the "Agreement") shall not, in any way, supersede or alter any other provision of your Employment Agreement.

3.    Effective Date:

        The Effective Date of the amendment shall be December 1, 2001. As such, the amendment shall have retroactive effect. Upon signing this Agreement, you shall receive payment in the amount of $2430.00. Such payment shall be subject to all applicable federal, state and/or local payroll and withholding taxes.

4.    Actions Upon Signing of the Merger Agreement:

            (a)  Upon signing of the Merger Agreement, this amendment shall have no further force or effect. Instead, the original Section 3.1 of your Employment Agreement shall be in effect once again.

            (b)  Within thirty (30) days of the signing of the Merger Agreement, you shall receive a one-time lump sum bonus equal to the difference in salary received by you from December 1, 2001 and the closing date for the Merger under the amended Section 3.1 of your Employment Agreement and the amount of salary you would have received had your Employment Agreement not been amended.

            (c)  If negotiations fail and the Merger Agreement is not signed by March 1, 2002, then this amendment shall be deemed to be of no further force or effect. Instead, the original

    Section 3.1 of your Employment Agreement shall be in effect once again. Additionally, no later than April 15, 2002, you shall receive a one-time lump sum bonus equal to the difference in salary received by you from December 1, 2001 and March 1, 2002 under the amended Section 3.1 of your Employment Agreement, and the amount of salary you would have received had your Employment Agreement not been amended.

5.    Accord and Satisfaction:

        The payment specified in Section 3 hereof shall be complete and unconditional payment, settlement, accord and/or satisfaction with respect to all back wages, wages, and/or salary from December 1, 2001 to the date of this Agreement.

        If this Letter Agreement correctly states the agreement and understanding we have reached, please indicate your acceptance by countersigning the enclosed copy and returning it to me.

                      Very truly yours,
                      /s/ Christine E. Davin
                      Christine E. Davin
                      Manager/Administration

I REPRESENT THAT I HAVE READ THE FOREGOING AGREEMENT, THAT I FULLY UNDERSTAND THE TERMS AND CONDITIONS OF SUCH AGREEMENT AND THAT I AM KNOWINGLY AND VOLUNTARILY EXECUTING THE SAME. IN ENTERING INTO THIS AGREEMENT, I DO NOT RELY ON ANY REPRESENTATION, PROMISE OR INDUCEMENT MADE BY THE COMPANY OR ITS REPRESENTATIVES WITH THE EXCEPTION OF THE CONSIDERATION DESCRIBED IN THIS DOCUMENT.

Accepted and Agreed to:
/s/ James R. McNab, Jr.

James R. McNab, Jr.
Date: 1/31/02